EXHIBIT 4.1

SELECTIVE INSURANCE GROUP, INC.

AND

U.S. BANK
NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of February 8, 2013

SELECTIVE INSURANCE GROUP, INC.

Indenture Dated as of February 8, 2013

CROSS REFERENCE SHEET*

Showing the Location in the Indenture of the Provisions Inserted Pursuant to Sections 310 to 318(a) inclusive of the Trust Indenture Act of 1939.

Provisions of Trust Indenture Act of 1939	Indenture Provision
§ 310(a)(1), (2)	§ 8.09
(3)	Not Applicable
(4)	Not Applicable
(b)	§ 8.08; § 8.10
(c)	Not Applicable
§ 311(a)	§ 8.13(a)
(b)	§ 8.13(b)
(b)(2)	§ 9.03 (a)(ii); § 9.03(b)
(c)	Not Applicable
§ 312(a)	§ 9.01; § 9.02(a)
(b)	§ 9.02(b)
(c)	§ 9.02(c)
§ 313(a)	§ 9.03(a)
(b)(1)	Not Applicable
(2)	§ 9.03(b)
(c)	§ 9.03(a); § 9.03(b)
(d)	§ 9.03(c)
§ 314(a)	§ 9.04
(b)	Not Applicable
(c)	§ 1.02
(d)	Not Applicable
(e)	§ 1.02
(f)	Not Applicable
§ 315(a)(1)	§ 8.01(a)(i)
(2)	§ 8.01(a)(ii)
(b)	§ 8.02
(c)	§ 8.01(b)
(d)(1)	§ 8.01(a)
(2)	§ 8.01(c)(ii)
(3)	§ 8.01(c)(iii)
(e)	§ 7.14
§ 316(a)	§ 7.12; § 7.13
(b)	§ 7.08
(c)	§ 1.04
§ 317(a)(1), (2)	§ 7.03; § 7.04
(b)	§ 12.03
§ 318(a)	§ 1.08

* This Cross Reference Sheet is not part of the Indenture.

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	ARTICLE IV

	REDEMPTION OF SECURITIES
Section 4.01	Applicability of Article	20
Section 4.02	Election to Redeem; Notice to Trustee	20
Section 4.03	Selection by Trustee of Securities to Be Redeemed	20
Section 4.04	Notice of Redemption	21
Section 4.05	Deposit of Redemption Price	21
Section 4.06	Securities Payable on Redemption Date	21
Section 4.07	Securities Redeemed in Part	23
	ARTICLE V

	SINKING FUNDS
Section 5.01	Applicability of Article	22
Section 5.02	Satisfaction of Mandatory Sinking Fund Payments with Securities	22
Section 5.03	Redemption of Securities for Sinking Fund	22
	ARTICLE VI

	SATISFACTION AND DISCHARGE
Section 6.01	Satisfaction and Discharge of Indenture	24
Section 6.02	Satisfaction, Discharge and Defeasance of Securities of any Series	25
Section 6.03	Application of Trust Money	26
Section 6.04	Paying Agent to Repay Moneys Held	26
Section 6.05	Return of Unclaimed Moneys	26
	ARTICLE VII

	REMEDIES
Section 7.01	Events of Default	27
Section 7.02	Acceleration of Maturity; Rescission and Annulment	28
Section 7.03	Collection of Indebtedness and Suits for Enforcement by Trustee	29
Section 7.04	Trustee May File Proofs of Claim	30
Section 7.05	Trustee May Enforce Claims without Possession of Securities	30
Section 7.06	Application of Money Collected	31
Section 7.07	Limitation on Suits	31
Section 7.08	Unconditional Right of Holders to Receive Principal, Premium and Interest	32
Section 7.09	Restoration of Rights and Remedies	32
Section 7.10	Rights and Remedies Cumulative	32
Section 7.11	Delay or Omission Not Waiver	32
Section 7.12	Control by Holders	32
Section 7.13	Waiver of Past Defaults	32
Section 7.14	Undertaking for Costs	33
Section 7.15	Waiver of Stay or Extension Laws	33

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INDENTURE, dated as of February 8, 2013, between SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation, having its principal office at 40 Wantage Avenue, Branchville, New Jersey 07890 (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, having its corporate trust office at U.S. Bank, 10 W. Market Street, Suite 1150, Indianapolis, IN 46204, as trustee hereunder (the "Trustee").

RECITALS OF THE COMPANY

The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of unsecured indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of unsecured indebtedness to be issued in one or more series (the "Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or before the sealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, of all indentures supplemental hereto and all Securities issued hereunder except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article shall have the meanings assigned to them in this Article, and include the plural as well as the singular; (b) all terms used in this Indenture, in any indenture supplemental hereto or in any such Securities which are defined in the Trust Indenture Act shall have the meanings assigned to them in said Act; (c) all accounting terms not otherwise defined herein or in such Securities shall have the meanings assigned to them in accordance with generally accepted accounting principles.

Certain terms used in Article Eight hereof are defined in that Article.

"Act" when used with respect to any Holder has the meaning specified in Section 1.04 hereof.

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"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authenticating Agent" has the meaning specified in Section 8.14 hereof.

"Authorized Newspaper" means a newspaper of general circulation in the same city in which the Place of Payment with respect to Securities of a series shall be located or in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

"Bearer Rules" means the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations and any regulations thereunder including, to the extent applicable to any series of Securities, proposed or temporary regulations.

"Board of Directors" means either the board of directors of the Company or any committee of that board duly authorized to act for it in respect hereof.

"Board Resolution" means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means (i) when used with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment with respect to such payment are authorized or required by law or executive order to close and (ii) when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or required by law or executive order to close.

"Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

"Company" means the corporation named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean each such successor corporation.

"Company Consent," "Company Order" and "Company Request" mean, respectively, a written consent, order or request signed in the name of the Company by its Chairman of the Board, any one of its Vice Chairmen, the Chief Executive Officer, its President, any one of its Senior Executive Vice Presidents, any one of its Executive Vice Presidents, any one of its Senior Vice Presidents, any one of its Vice Presidents, its Treasurer, any one of its Assistant Treasurers, its Secretary or any one of its Assistant Secretaries, and delivered to the Trustee.

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"Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office of U.S. Bank National Association, at the date of the execution of this Indenture, is located at U.S. Bank, 10 W. Market Street, Suite 1150, Indianapolis, IN 46204, Attention: Pamela Cole.

"corporation" means a corporation, association, company or business trust.

"Defaulted Interest" has the meaning specified in Section 3.08 hereof.

"Depositary" when used with respect to the Securities of any series issuable or issued, in whole or in part, in the form of a Global Security, means the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

"Dollars" and the sign "$" mean the coin or currency of the United States of America as, at the time of payment, is legal tender for the payment of public and private debts.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Event of Default": See Section 7.01 hereof.

"Federal Bankruptcy Code": See Section 7.01 hereof.

"Foreign Currency" means any currency issued by the government of any country other than the United States of America or any composite currency (including, without limitation, the European Currency Unit).

"Global Security" means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered to the Depositary or pursuant to the Depositary's instructions, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.

"Holder" means, unless otherwise established as contemplated by Section 3.01 with respect to the Securities of any series, a Person in whose name a Security of any series is registered in the Securities Register for the Securities of such series.

"Indenture" means this instrument as originally executed, or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of the Securities of each series established as contemplated by Sections 2.01 and 3.01.

"interest" when used with respect to any non-interest bearing Security means interest payable after Maturity thereof.

"Interest Payment Date" when used with respect to the Securities of any series means the Stated Maturity of an installment of interest on the Securities of such series.

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"Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable whether at the Stated Maturity or by declaration of acceleration, call for redemption, pursuant to a sinking fund, notice of option to elect repayment or otherwise.

"Officer's Certificate" means a certificate of the Company signed by its Chairman of the Board, any one of its Vice Chairmen, the Chief Executive Officer, its President, any one of its Senior Executive Vice Presidents, any one of its Executive Vice Presidents, any one of its Senior Vice Presidents, any one of its Vice Presidents, its Treasurer, any one of its Assistant Treasurers, its Secretary or any one of its Assistant Secretaries, and delivered to the Trustee. Wherever this Indenture requires that an Officer's Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company and shall be acceptable to the Trustee.

"Opinion of Counsel" means a written opinion of the counsel, who may be an employee of or of counsel to the Company, or other counsel reasonably satisfactory to the Trustee.

"Original Issue Discount Security" means any Security which (i) is issued at a price lower than the amount payable upon the Stated Maturity thereof and (ii) provides for an amount less than the principal amount thereof to be due and payable upon redemption or a declaration of acceleration of the Stated Maturity thereof pursuant to Section 7.02 hereof.

"Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Securities paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Securities are held by a Holder in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded (Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the right of the pledgee so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor), and (ii) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 7.02 hereof.

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"Overdue Rate" when used with respect to the Securities of any series, means the rate designated as such and established as contemplated by Section 3.01 for the Securities of such series.

"Paying Agent" means any Person authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Place of Payment" when used with respect to the Securities of any series means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of such series are specified as payable, established as contemplated by Section 3.01 or, if not so established, specified in Section 12.02.

"Predecessor Securities" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and for the purposes of this definition, any Security authenticated and delivered under Section 3.06 hereof in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

"record date" has the meaning specified in Section 3.08 hereof.

"Redemption Date" when used with respect to any Security or portion thereof to be redeemed means the date fixed for such redemption pursuant hereto.

"Redemption Price" when used with respect to any Security or portion thereof to be redeemed on any Redemption Date means the price at which it is to be so redeemed, established as contemplated by Section 3.01 exclusive of interest accrued and unpaid to such Redemption Date.

"Responsible Officer" when used with respect to the Trustee means any officer of the Trustee authorized by the Trustee to administer its corporate trust matters.

"Securities" has the meaning specified in RECITALS OF THE COMPANY herein.

"Securities Register" and "Securities Registrar" have the meaning specified in Section 3.05 hereof.

"Stated Maturity" when used with respect to any Security or any installment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

"Subsidiary" of any Person means (i) any corporation of which such Person at the time owns or controls, directly or through an intervening medium, more than fifty per cent (50%) of each class of outstanding Voting Stock, (ii) any limited liability company, general partnership, joint venture, joint stock company or similar entity, of which such Person at the time owns or controls, directly or through an intervening medium, more than fifty per cent (50%) of its outstanding partnership, membership or similar voting interests, as the case may be and (iii) any limited partnership of which such Person, directly or through an intervening medium, is a general partner, and unless otherwise specified shall mean a Subsidiary of the Company.

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"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at any one time more than one Trustee hereunder, "Trustee" shall mean each such Trustee and shall apply to each such Trustee only with respect to the Securities of those series with respect to which it is serving as Trustee.

"Trust Indenture Act" and "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 11.06 hereof.

"U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and which shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such obligation set forth in (i) or (ii) above or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation evidenced by such depository receipt or the specific payment of interest on or principal of such obligation.

"Vice President" when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President."

"Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 10.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent (including any covenant compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

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(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion is based are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated to form one instrument.

Section 1.04 Act of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by such agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

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(b)          The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner that the Trustee deems sufficient and in accordance with such reasonable requirements as the Trustee may determine.

(c)           The ownership of Securities of any series shall be proved by the Securities Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company or any agent of the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent or take any other action under this Indenture, which record date shall not be more than 60 days nor less than 10 days prior to the solicitation with respect thereto, and only such Holders shall be so entitled.

Section 1.05 Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)           the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(b)          the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Subsection (d) of Section 7.01 hereof) if in writing and mailed, first-class postage prepaid, addressed to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not such Holder receives said notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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Section 1.07 Immunity of Incorporator, Stockholders, Officers and Directors. No recourse shall be had for the payment of the principal of (and premium, if any) or the interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities.

Section 1.08 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any provision deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such deemed-included provision shall control.

Section 1.09 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause. In case any provision in this Indenture or in any Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of any Securities shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York and this Indenture and each Security for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.14 Cross References. All references herein to "Articles" and other subdivisions are to the corresponding Articles or other subdivisions of this Indenture; and the words "herein," "hereof," "hereby," "hereunder," "hereinbefore" and "hereinafter" and other words of similar purport refer to this Indenture generally and not to any particular Article, Section or other subdivision hereof.

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Section 1.15 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.16 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any series is not a Business Day at the relevant Place of Payment with respect to Securities of such series, then notwithstanding any other provision of this Indenture or the Securities, payment of interest, if any, or principal and premium, if any, with respect to such Security need not be made at such Place of Payment on such date but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date or Redemption Date or at the Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.17 Securities in Foreign Currencies. Whenever this Indenture provides for any action by, or any distribution to, Holders of Securities denominated in Dollars and in any Foreign Currency, in the absence of any provision to the contrary established as contemplated by Section 3.01 for the Securities of any particular series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company may specify in a Company Order.

ARTICLE II

SECURITY FORMS

Section 2.01 Forms Generally. The Securities of each series shall be in substantially the forms as shall be established by or pursuant to Board Resolution or one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Certificate of Authentication. The Certificate of Authentication on all Securities shall be in substantially the following form:

This is one of the Securities, of the series designated herein, and referred to in the within-mentioned Indenture.

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U.S. Bank National Association, as Trustee

By
[Authorized Officer]

or

By
[As Authenticating Agent]

By
[Authorized Officer]

Section 2.03 Securities in Global Form. If any Security of a series is issuable as a Global Security (in whole or in part), such Global Security may provide that it shall represent the aggregate principal amount of Outstanding Securities of such series from time to time represented thereby in the records of the Trustee or endorsed thereon and may also provide that the aggregate principal amount of Outstanding Securities of such series represented thereby in the records of the Trustee or endorsed thereon may from time to time be reduced or increased. Any change in the records of the Trustee or any endorsement of a Global Security to reflect the aggregate principal amount, or any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in accordance with provisions established as contemplated by Section 3.01.

ARTICLE III

THE SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, prior to the issuance of any Securities of any series:

(a)           the title of the Securities of such series (which shall distinguish the Securities of such series from all other series of Securities);

(b)          any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered pursuant to Section 3.05, 3.06, 3.07, 4.07, or 11.07 hereof);

(c)           the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of and premium, if any, on the Securities of such series is payable;

(d)          the Persons to whom interest on Securities of such series shall be payable, if other than the Persons in whose names such Securities are registered at the close of business on the record date for such interest;

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(e)           the rate or rates, or the method to be used in determining the rate or rates, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and, if other than as set forth in Section 3.08 hereof, the record date for the determination of Holders to whom such interest is payable, and the basis upon which Interest shall be calculated if other than as set forth in Section 3.11;

(f)           the circumstances, if any, in which principal, premium, if any, or interest on such debt security may be deferred;

(g)          the place or places at which (i) the principal of and premium, if any, and interest, if any, on Securities of such series shall be payable if other than as set forth in the third sentence of Section 12.02, (ii) registration of transfer of Securities of such series may be effected, (iii) exchanges of Securities of such series may be effected and (iv) notice and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served; and if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(h)          any optional redemption or repayment provisions;

(i)            the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company, at the option of a Holder or otherwise;

(j)            the obligation, if any, of the Company to redeem, purchase or repay Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k)          if other than Dollars, the Foreign Currency or Foreign Currencies in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series shall be payable or in which such Securities will be denominated;

(l)            if the principal of and premium, if any, or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency (including a composite currency) other than that in which such Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)        if denominated or payable in any coin or currency, including composite currencies, other than Dollars, or if the terms of the Securities provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance, the method by which the Securities of such series shall be valued, which may be any reasonable method, against the Securities of all other series for voting, the giving of any request, demand, authorization, direction, notice, consent or waiver, distribution and all other purposes hereof and any provisions required for purposes of applying Sections 6.01 and 6.02 hereof;

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(n)          if the amount of payments of principal of and premium, if any, or interest, if any, on the Securities of such series may be determined with reference to an index, the formula or other method (which may be based on one or more currencies (including a composite currency), commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(o)          if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

(p)          if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02 hereof or the method by which such portion shall be determined;

(q)          any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified herein with respect to the Securities of such series;

(r)            if other than the rate of interest stated in the title of the Securities of such series, the applicable Overdue Rate;

(s)           if the Securities of such series do not bear interest, the applicable dates for purposes of Section 9.01 hereof,

(t)            the inapplicability to the Securities of such series of Section 6.02 relating to satisfaction, discharge and defeasance of Securities or, if applicable, any modification to Section 6.02 with respect to the Securities of such series;

(u)          if other than U.S. Bank National Association is to act as Trustee for the Securities of such series, the name and Corporate Trust Office of such Trustee;

(v)          whether the Securities of such series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other definitive Securities, the Depositary for such Global Security or Securities (which shall be a clearing agency registered under the Exchange Act, or any other applicable statute or regulation, to the extent required thereunder), whether such Global Security shall be permanent or temporary, any limitations on the rights of the Holder or Holders to transfer or exchange the same or to obtain the registration of transfer thereof in addition to or in lieu of those set forth in Section 3.05, any limitations on the rights of the Holder or Holders thereof to obtain certificates in definitive form, and, the provisions for determining the aggregate principal amount of Outstanding Securities from time to time represented thereby and any and all matters incidental to such Global Security or Securities;

(w)        if the Securities of such series may be converted into or exchanged for other securities of the Company or any other Persons, the terms and conditions pursuant to which the Securities of such series may be converted or exchanged;

(x)          if the principal of or premium, if any, or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the periods within which, and the terms and conditions upon which, any such election may be made;

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(y)          if the Securities of any such series are to be issued as certificated debt securities in bearer form, to be issued outside the United States to non-U.S. persons, and, any and all matters incidental thereto;

(z)           if the Securities of such series are to be issued upon the exercise of a warrant or right, the time, manner and place for such Securities to be authenticated and delivered; and

(aa)       any other terms of the Securities of such series (which terms shall conform to any applicable requirements of the TIA, and shall not materially adversely affect the rights of the Holders of Securities of such series then outstanding).

All Securities of any one series shall be substantially identical except as to principal amount and except as may otherwise be established as contemplated by this Section 3.01.

Section 3.02 Denominations. Unless otherwise established as contemplated by Section 3.01, the Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be established as contemplated by Section 3.01 or in the absence thereof, in denominations of $1,000 and any integral multiple thereof.

Section 3.03 Authentication and Dating. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article, the Trustee shall thereupon authenticate and deliver, or cause to be authenticated and delivered, said Securities pursuant to a Company Order, which shall specify the principal amount, registered holder and delivery instructions for each such Security. In authenticating (or causing authentication of) such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, prior to the authentication of such Securities, and (subject to Sections 8.01 and 8.03 hereof) shall be fully protected in relying upon:

(a)           a Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

(b)          an executed supplemental indenture, if any, relating thereto;

(c)           an Officer's Certificate setting forth the form and terms of the Securities of such series as established as contemplated by Sections 2.01 and 3.01 hereof (to the extent not set forth in the documents delivered pursuant to Subsection 3.03(a) or 3.03(b)) and stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been complied with, that no Event of Default with respect to the Securities of any Series has occurred and is continuing and that the issuance of such Securities is not and will not result in (i) an Event of Default or an event or condition which, upon the giving of notice or the lapse of time or both, would become an Event of Default or (ii) a default under the provisions of any other instrument or agreement by which the Company is bound; and

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(d)          an Opinion of Counsel stating that the form and terms of such Securities have been established as contemplated by Sections 2.01 and 3.01 in conformity with the provisions of this Indenture.

The Trustee shall have the right to decline to authenticate and deliver, or cause to be authenticated and delivered, any Securities under this Section 3.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders or would otherwise adversely affect its rights, duties, obligations or immunities hereunder.

Unless otherwise provided in the form of Securities of any particular series, each Security shall be dated the date of its authentication.

Section 3.04 Execution of Securities. The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signatures of its Chairman of the Board, Chief Executive Officer, its President, any one of its Senior Executive Vice Presidents, any one of its Executive Vice Presidents, any one of its Senior Vice Presidents or any one of its Vice Presidents, under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise) and attested to by its Secretary or any one of its Assistant Secretaries, whose signatures may be manual or facsimile. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by or on behalf of the Trustee by manual signature, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by or on behalf of the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by or on behalf of the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 3.05 Exchange and Registration of Transfer of Securities. Securities of any series (except for Global Securities, which may only be exchanged in limited circumstances described below) may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Unless otherwise established as contemplated by Section 3.01, Securities to be exchanged shall be surrendered at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, and the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange therefor the Security or Securities which the Holder making such exchange shall be entitled to receive.

Unless otherwise established as contemplated by Section 3.01, the Company shall keep at the office or agency in the same city in which the Corporate Trust Office of the Trustee is located, a register for the Securities of each series issued hereunder (the register maintained at such office or agency and at any other office or agency of the Company in a Place of Payment being herein collectively referred to as the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series and registration of transfer of such Securities as provided in this Article. Such Securities Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Trustee is hereby initially appointed "Securities Registrar" for the purpose of registering Securities and registering transfers of Securities as herein provided. Upon due presentment for registration of transfer of any Security of any series at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in the name of the transferee or transferees, a new Security or Securities of the same series in authorized denominations for an equal aggregate principal amount.

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Every Security issued upon registration of transfer or exchange of Securities pursuant to this Section 3.05 shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Security or Securities surrendered upon registration of such transfer or exchange.

All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company, the Trustee or the Securities Registrar) be duly endorsed by, or be accompanied by, a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Securities Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.07, 4.07 or 11.07 hereof not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture. Notwithstanding the foregoing and except as otherwise specified as contemplated by Section 3.01, no Global Security shall be registered for transfer or exchange, or authenticated or delivered, pursuant to this Section 3.05 or Sections 3.06, 3.07, 4.07 or 11.07 in the name of a Person other than the Depositary for such Security or its nominee until (i) the Depositary with respect to a Global Security notifies the Company in writing that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation if required thereunder, and the Company notifies the Trustee that it is unable to locate a qualified successor Depositary, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such Series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 3.01 for such series, such Global Security may be registered for transfer or exchange for Securities registered in the names of, or authenticated and delivered to, such Persons as the Depositary with respect to such series shall instruct the Trustee in writing. The Trustee, upon receipt of such instruction, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

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Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security or any portion thereof, whether pursuant to this Section 3.05, Section 3.06, 3.07, 4.07 or 11.07 or otherwise, shall also be a Global Security. Notwithstanding any other provision of this Indenture, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or to another Depositary or a nominee thereof or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or to another Depositary or a nominee thereof.

Upon such terms established as contemplated by Section 3.01 with respect to the Securities of any series, the Depositary for the Securities of such series may surrender a Global Security for such series in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form. Thereupon the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, without service charge, (i) to the Depositary or to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms in definitive form and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security, and (ii) to such Depositary a new Global Security of like tenor and terms and in a principal amount equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered pursuant to clause (i).

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Definitive Securities issued in exchange for a Global Security pursuant to this Section shall either be in global form, established as contemplated by Sections 2.01 and 3.01, or shall be registered in such names and in such authorized denominations and delivered to the Depositary or to such Persons at such addresses as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.

Section 3.06 Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security of any series shall become mutilated or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon a Company Request the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, a new Security of the same series bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have become due and payable or shall be about to become due and payable, instead of issuing a substituted Security, the Company may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security). In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to render each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

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Upon the issuance of any substituted Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.

Every substituted Security of any series issued pursuant to the provisions of this Section 3.06 by virtue of the fact that any Security of such series is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions of this Section 3.06 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.07 Temporary Securities. Pending the preparation of definitive Securities of any series the Company may execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, temporary Securities of such series (printed, lithographed, typewritten, mimeographed or otherwise produced). Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Every such temporary Security shall be executed by the Company and shall be authenticated by or on behalf of the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities in lieu of which they are issued. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving any registration of transfer the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder. Notwithstanding the foregoing provisions of this Section 3.07, Global Securities may remain in temporary form and, unless otherwise established as contemplated by Section 3.01, shall not be exchangeable for definitive Global Securities.

Section 3.08 Payment of Interest; Interest Rights Preserved. The Holder at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to the record date and prior to such Interest Payment Date. Except as otherwise established as contemplated by Section 3.01 for Securities of a particular series, the term "record date" as used in this Section 3.08 with respect to any Interest Payment Date, shall mean the last day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of the calendar month, and shall mean the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month, whether or not such day shall be a Business Day.

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If and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on such record date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Company may make payment of any Defaulted Interest to the Holders entitled thereto at the close of business on a subsequent record date established in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each applicable Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause (a) provided. Thereupon the Trustee shall fix a record date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the record date therefor to be mailed, first-class postage prepaid, to each Holder entitled thereto at the address of such Holder as it appears on the Securities Register, not less than 10 days prior to such record date. Notice of the proposed payment of such Defaulted Interest and the record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders of applicable Securities at the close of business on such record date (notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to such record date and prior to such payment) and shall no longer be payable pursuant to the following clause (b).

(b)          The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section 3.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09 Persons Deemed Owners. Prior to the due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any and (subject to Section 3.08 hereof) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

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None of the Company, the Trustee, any Paying Agent or the Securities Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and they shall be protected in acting or refraining from acting on any such information provided by the Depositary.

Section 3.10 Cancellation. All Securities surrendered for the purpose of payment, redemption, exchange, or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any Paying Agent or any Securities Registrar, be surrendered to the Trustee and promptly cancelled by the Trustee, or, if surrendered to the Trustee, shall be promptly cancelled by Trustee, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities and deliver a certificate of such destruction to the Company unless, by a Company Order, the Company directs that such cancelled Securities be returned to it. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

Section 3.11 Computation of Interest. Except as otherwise established as contemplated by Section 3.01 hereof for Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01 Applicability of Article. The provisions of this Article shall be applicable to all Securities which are redeemable before their Stated Maturity except as otherwise established as contemplated by Section 3.01 hereof for Securities of any series.

Section 4.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of a series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) deliver to the Trustee an Officer's Certificate setting forth such Redemption Date and the principal amount of Securities of such series to be redeemed and stating that no default in payment of interest or Event of Default has occurred and is continuing with respect to the Securities of such series.

Section 4.03 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (which is in compliance with the requirements of any national securities exchange on which such Securities are listed) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof) of the principal of Securities of a denomination greater than the minimum authorized denomination for Securities of such series.

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The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed, whether or not such provisions so provide.

Section 4.04 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

All notices of redemption shall state:

(a)           the Redemption Date,

(b)          the Redemption Price, and accrued interest, if any,

(c)           if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities of such series to be redeemed,

(d)          that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security, and that interest thereon shall cease to accrue from and after said date,

(e)           the place where such Securities are to be surrendered for payment of the Redemption Price, and accrued interest, if any, and

(f)           that the redemption is for a sinking fund, if that be the case.

Notice of redemption of the Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request made at least 35 days prior to the redemption date, by the Trustee in the name and at the expense of the Company upon Trustee's receipt from the Company of the form of such notice containing the information required under Section 4.04 above.

Section 4.05 Deposit of Redemption Price. On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.03 hereof) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities or portions thereof which are to be redeemed on that date.

Section 4.06 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price thereof together with accrued interest, if any, thereon to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and such accrued interest, if any) such Securities or portions thereof shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with said notice such Securities or specified portions thereof shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date. Installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record dates according to their terms and the provisions of Section 3.08 hereof.

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If any Security called for redemption shall not be so paid upon surrender thereof on such Redemption Date, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

Section 4.07 Securities Redeemed in Part. Security of any series which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, to the Holder of such Security without service charge, a new Security or Securities of the same series of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

ARTICLE V

SINKING FUNDS

Section 5.01 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities except as otherwise established as contemplated by Section 3.01 for Securities of any series.

The minimum amount of any sinking fund payment established as contemplated by Section 3.01 for Securities of any series is herein referred to as a "mandatory sinking fund payment," and any permitted payment in excess of such minimum amount established as contemplated by Section 3.01 for Securities of any series is herein referred to as an "optional sinking fund payment."

Section 5.02 Satisfaction of Mandatory Sinking Fund Payments with Securities. In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company, or (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

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Section 5.03 Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for the Securities of any series, the Company will deliver to the Trustee a certificate signed by the Treasurer or any Assistant Treasurer of the Company specifying the amount of such next ensuing mandatory sinking fund payment, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 5.02 (which Securities will accompany such certificate) and whether the Company intends to make any permitted optional sinking fund payment in connection therewith. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to Securities of such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate when due (or to deliver the Securities specified in this Section 5.03) the sinking fund payment due on the next succeeding sinking fund payment date for Securities of that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 5.02 and without the right to make any optional sinking fund payment, in connection therewith.

Any sinking fund payment or payments (mandatory or optional) with respect to the Securities of any particular series made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash which shall equal or exceed $100,000 or the equivalent thereof in the Foreign Currency in which such series is denominated (or a lesser sum if the Company shall so request) shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Securities at the Redemption Price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of such Securities shall be added to the next cash sinking fund payment received by the Trustee for Securities of such series and, together with such payment, shall be applied in accordance with the provisions of this Section 5.03. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in the first paragraph of Section 4.03 hereof and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 4.04 hereof. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.06 and 4.07 hereof.

On or before any sinking fund payment date, the Company shall deposit with the Trustee an amount of money sufficient to pay any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 5.03.

The Trustee shall not redeem any Securities of any series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund therefor during the continuance of a default in payment of interest on Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to Securities of such series, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for Securities of such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities; provided, however, that in case such Event of Default or default shall have been cured or waived as, provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section 5.03.

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ARTICLE VI

SATISFACTION AND DISCHARGE

Section 6.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Securities of any series (except as to the rights of Holders of Outstanding Securities of such series to receive, from the trust funds described in paragraph (a) of this Section 6.01, payment of the principal of, premium, if any, and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal, premium, if any, or installment of interest, if any, the Company's obligations with respect to such Outstanding Securities of such series under Sections 3.05, 3.06, 6.05 and 12.02 as may be applicable to Outstanding Securities of such series, and the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder), and the Trustee for the Securities of such series, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when

(a)           either

(i) all the Securities of such series theretofore authenticated and delivered (other than (A) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Securities of such series for whose payment money has theretofore been deposited with the Trustee or the Paying Agent for the Securities of such series in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.05 hereof) have been delivered to such Trustee for cancellation; or

(ii) all Securities of such series not theretofore delivered to such Trustee for cancellation

(A)       have become due and payable, or

(B)        will become due and payable at their Stated Maturity within one year, or

(C)        are to be called for redemption within one year under arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company,

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  and the Company has deposited or caused to be deposited with such Trustee irrevocably as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Securities of such series, with reference to this Section 6.01, (i) money in an amount in the currency in which the Securities of such series are denominated or (ii) U.S. Government Obligations in the case of Securities denominated in Dollars or obligations issued or guaranteed by the government which issued the currency in which the Securities of such series are denominated in the case of Securities denominated in Foreign Currencies, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the opening of business on the due date of any payment referred to below, money in an amount in the currency in which the Securities of such series are denominated, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all Outstanding Securities of such series not theretofore delivered to such Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities of such series which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

(b)          the Company has paid or caused to be paid all other sums payable hereunder by the Company in connection with Outstanding Securities of such series, including all fees and expenses of the Trustee for such series; and

(c)           the Company has delivered to such Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company with respect to Securities of any other series and to the Trustee for the Securities of such series under Section 8.07 hereof shall survive.

Section 6.02 Satisfaction, Discharge and Defeasance of Securities of any Series. Unless otherwise established, as contemplated by Section 3.01, with respect to Securities of any series, the Company shall, notwithstanding Section 6.01, be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any such series from and after the ninety-first day after the date of the deposit referred to in paragraph (a) below, the provisions of this Indenture (except as to the rights of Holders of Outstanding Securities of such series to receive, from the trust funds described in paragraph (a) below, payment of the principal of, premium, if any, and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal, premium, if any, or installment of interest, if any, the Company's obligations with respect to such Outstanding Securities of such series under Sections 3.05, 3.06, 6.05 and 12.02 as may be applicable to Outstanding Securities of such series, and the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder) shall no longer be in effect in respect of Outstanding Securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness; provided that the following conditions shall have been satisfied:

(a)           the Company has deposited or caused to be deposited with the Trustee irrevocably as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Securities of such series, with reference to this Section 6.02, (i) money in an amount in the currency in which the Securities of such series are denominated or (ii) U.S. Government Obligations in the case of Securities denominated in Dollars or obligations issued or guaranteed by the government which issued the currency in which the Securities are denominated in the case of Securities denominated in Foreign Currencies, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the opening of business on the due date of any payment referred to in this paragraph (a), money in an amount in the currency in which the Securities of such series are denominated, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal, premium, if any, and interest, if any, to the Stated Maturity as such principal, premium, if any, or interest, if any, becomes due and payable in accordance with the term of this Indenture and the Securities of such series;

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(b)          the Company has paid or caused to be paid all other sums payable hereunder by the Company in connection with the Outstanding Securities of such series, including all fees and expenses of the Trustee for such series; and

(c)           the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of such series have been complied with.

Section 6.03 Application of Trust Money. (a) Subject to the provisions of Section 6.05, all money, U.S. Government Obligations and other government obligations deposited with the Trustee for the Securities of any series pursuant to Section 6.01 or 6.02, and all money received by the Trustee in respect of U.S. Government Obligations and such other government obligations deposited with the Trustee for the Securities of any series pursuant to Section 6.01 or 6.02 shall be held in trust and applied by it, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest, if any, on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability to pay interest thereon or for the investment thereof.

(b)          The Trustee shall deliver or pay to the Company from time to time upon Company request any U.S. Government Obligations, other government obligations or money held by it as provided in Sections 6.01 and 6.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations, other government obligations or money were deposited or received.

Section 6.04 Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the appropriate Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 6.05 Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any Paying Agent for the Securities of any series pursuant to this Article, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on Securities of such series and not applied but remaining unclaimed by the Holders of Securities of such series for two years after the date upon which the principal of and premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by such Trustee or any Paying Agent on demand or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided, however, that, before being required to make any such repayment, such Trustee may (at the expense of the Company) cause to be published once a week for two successive weeks, in each case on any day of the week, in an Authorized Newspaper in the same city in which the Place of Payment with respect to Securities of such series shall be located and in an Authorized Newspaper in the Borough of Manhattan, the City of New York, a notice (in such form as may be deemed appropriate by such Trustee) that said moneys remain unclaimed and that, after a date named therein, any unclaimed balance of said moneys then remaining will be returned to the Company.

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ARTICLE VII

REMEDIES

Section 7.01 Events of Default. "Event of Default" whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 3.01 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated herein or therein, as the case may be, unless the same is either not applicable to the Securities of such series or is deleted or modified in the terms of the Securities of such series established as contemplated by Section 3.01 hereof:

(a)           default in the payment of any interest upon any Security of such series when the same becomes due and payable, and continuance of such default for a period of 30 days provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose; or

(b)          default in the payment of all or any part of the principal of (or premium, if any, on) any Security of such series at its Maturity; or

(c)           default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due and payable by the terms of the Securities of such series; or

(d)          default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series contained in this Indenture or in such Securities (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with) or established as contemplated by Section 3.01 hereof for the Securities of such series, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee for the Securities of such series, or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

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(e)           the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Title II of the United States Code as now constituted or hereafter amended (the "Federal Bankruptcy Code") or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(f)           the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(g)          any other Event of Default established as contemplated by Section 3.01 hereof for Securities of such series.

Section 7.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration of acceleration the same shall become immediately due and payable, anything in this Indenture or in the Securities of such series or any resolution of the Board of Directors relating thereto contained to the contrary notwithstanding.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained or entered as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may waive all defaults with respect to such Securities and rescind and annul such declaration and its consequences if

(a)           the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue installments of interest, if any, on all Securities of such series;

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(ii) the principal of (and premium, if any, on) any and all Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the Overdue Rate applicable to the Securities of such series;

(iii) to the extent that payment of such interest is lawful, interest upon any overdue installment of interest at the Overdue Rate applicable to the Securities of such series;

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and other amounts owing the Trustee under Section 8.07; and

(b)          all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 7.13 or 12.07 hereof.

No such waiver and rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

(a)           default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days,

(b)          default is made in the payment of all or any part of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof, or

(c)           default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of the Securities of any series established as contemplated by Section 3.01, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of any such Security (or Holders of Securities of any such series in the case of clause (c) above), the whole amount then due and payable on any such Security (or Securities of any such series in the case of clause (c) above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the Overdue Rate of any such Security (or Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and all other amounts owing the Trustee under Section 8.07.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decrees, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

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If an Event of Default occurs and is continuing with respect to the Securities of any series, the Trustee may, in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04 Trustee May File Proofs of Claim. The Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of such series or the property of the Company or of such other obligor or their creditors,

(i) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 7.02 hereof), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities of such series allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts, due the Trustee under Section 8.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05 Trustee May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

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Section 7.06 Application of Money Collected. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the several Securities with respect to which such moneys were collected, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

FIRST: To the payment of all amounts due the Trustee under Section 8.07 hereof.

SECOND: To the payment of the amounts then due and unpaid upon such Securities for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively.

THIRD: The balance, if any, to the Company.

Section 7.07 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee (or other similar official), or for any other remedy hereunder, unless

(1) an Event of Default shall have occurred and be continuing and such Holder previously shall have given to the Trustee written notice of default with respect to the Securities of such series and of the continuance thereof;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Securities of such series.

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Section 7.08 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of a Security of any series shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.08) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 7.10 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Securities of any series is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of the Holders of the Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to such Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

Section 7.12 Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture, unduly prejudice the rights of the Holders or involve the Trustee in personal liability, cost or expense for which it determines it has insufficient security or indemnity (it being understood that the Trustee shall have no obligation to make any determination with respect to such conflict, prejudice or liability), and

(b)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default

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(a)          in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Securities of such series, or

(b)          in respect of a covenant or provision hereof which under Article Eleven hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.14 shall not apply to any suit instituted by such Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 7.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE TRUSTEE

Section 8.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to the Securities of any series,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series and all other series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

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(b)          In case an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 8.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in respect of the Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series pursuant to Section 7.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

Section 8.02 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of the Securities of such series, as the names and addresses of such Holders appear in the Securities Register, notice of such default hereunder with respect to the Securities of such series known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation in respect thereof, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the Executive Committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of such Holders; and provided, further, that in the case of any default of the character specified in Section 7.01(d) hereof no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 8.02, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

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Section 8.03 Certain Rights of Trustee. Subject to Section 8.01 hereof:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

(d)          the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          except with respect to Section 12.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to covenants contained in Article 12. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any default or Event of Default occurring pursuant to Sections 12.01, 7.01(a) or 7.01(b) or (ii) any default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge; and

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(i)            delivery of reports, information and documents to the Trustee under Section 9.04 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

Section 8.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee and any Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.05 May Hold Securities. The Trustee, any Paying Agent, Securities Registrar, Authenticating Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities of any series and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar, Authenticating Agent or such other agent.

Section 8.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed with the Company and for the sole benefit of the Company.

Section 8.07 Compensation and Reimbursement. The Company agrees

(a)           to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)          except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of any Authenticating Agent), except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

(c)           to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust and performance of their duties hereunder, including the costs and expenses (including fees and disbursements of their counsel) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except as to the Trustee or any agent to the extent any such loss, liability or expense may be attributable to its own negligence or bad faith.

As security for the performance of the obligations of the Company under this Section 8.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities. The provisions of this Section 8.07 shall survive any Trustee succession and the satisfaction and discharge of this Indenture. "Trustee" for purposes of this Section 8.07 shall include any predecessor trustee but the negligence and bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 8.07.

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Section 8.08 Disqualification; Conflicting Interests. Reference is made to Section 310(b) of the Trust Indenture Act. For purposes of Section 310(b)(l) of the Trust Indenture Act no Trustee shall be deemed to have a conflicting interest by virtue of being Trustee for the Securities of more than one series.

Section 8.09 Corporate Trustee Required; Different Trustees for Different Series; Eligibility. There shall at all times be a Trustee hereunder for the Securities of each series which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority, and, if there is such a corporation that has a corporate trust office in the Borough of Manhattan, the City of New York, the State of New York, or in such other city as shall be established as contemplated by Section 3.01 with respect to the Securities of any series that is willing to act upon reasonable and customary terms, having a corporate trust office in the Borough of Manhattan or such other city. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. A different Trustee may be appointed by the Company for the Securities of each series prior to the issuance of such Securities. If the initial Trustee for the Securities of any series is to be other than U.S. Bank National Association (or its successor in interest hereunder, if any), the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. If at any time the Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee for the Securities of such series pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.11 hereof.

(b)          The Trustee, or any Trustee or Trustees hereafter appointed for the Securities of any series, may resign at any time with respect to the Securities of one or more or all such series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee for the Securities of any series shall not have been delivered to the Trustee for the Securities of such series within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

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(c)           The Trustee for the Securities of any series may be removed at any time with respect to one or more or all such series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such one or more series (each voting as a class) delivered to such Trustee and to the Company.

(d)          If at any time:

(i) the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act with respect to the Securities of such series after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(ii) such Trustee shall cease to be eligible under Section 8.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder of Securities, or

(iii) such Trustee shall become incapable of acting with respect to the Securities of such series or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company, by a Board Resolution, may remove the Trustee, or (2) subject to Section 7.14 hereof, any Holder of a Security of such series who has been a bona fide Holder of such Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee for the Securities of such series.

(e)           If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee for the Securities of such series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee for the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or such Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

(f)           The Company shall give notice of each resignation and each removal of the Trustee for the Securities of any series and each appointment of a successor Trustee for the Securities of such series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Securities of such series as the names and addresses of such Holders appear in the Securities Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

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Section 8.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.07 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certain vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee for the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee for the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee for the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

No successor Trustee for the Securities of any series shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under Section 8.09.

Section 8.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of the Trustee for such series hereunder, provided such corporation shall be, with respect to such series, otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee for such series or an Authenticating Agent for such series, then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

Section 8.13 Preferential Collection of Claims against Company. Reference is made to Section 311 of the Trust Indenture Act, for purposes of which:

(i) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

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(ii) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 8.14 Authenticating Agent. The Trustee may appoint an Authenticating Agent for the Securities of each series which shall be acceptable to the Company, to act on behalf of such Trustee and subject to its direction in connection with the authentication of the Securities of such series. Each Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Securities of any series authenticated by the Authenticating Agent for the Securities of such series shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee for the Securities of such series. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or such Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by the Authenticating Agent for the Securities of such series and a certificate of authentication executed on behalf of the Trustee by such Authenticating Agent.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Securities of all series for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent for the Securities of any series by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, with respect to the Securities of one or more or all series, the Trustee promptly shall appoint a successor Authenticating Agent which shall be acceptable to the Company, and upon doing so shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Securities of such series as the names and addresses of such Holders appear upon the Securities Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder, shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder with like effect as if originally appointed as Authenticating Agent hereunder. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14.

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The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments subject to the provisions of Section 8.07 hereof.

ARTICLE IX

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 9.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, on a date not more than 15 days after each regular record date with respect to an Interest Payment Date, if any, for the Securities of each series, and (b) on semi-annual dates in each year to be established as contemplated by Section 3.01 hereof if the Securities of any series do not bear interest and (c) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of the Securities of such series, obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date; provided, however, that as long as the Trustee is the Securities Registrar for the Securities of such series, no such list shall be required to be furnished.

Section 9.02 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of each series contained in the most recent list furnished to such Trustee as provided in Section 9.01 hereof or in the Securities Register if such Trustee be the Securities Registrar for such series and the names and addresses of Holders received by the Trustee in its capacity as Paying Agent for the Securities of such series. The Trustee may destroy any list furnished to it as provided in Section 9.01 hereof upon receipt of a new list so furnished.

(b)          If three or more Holders of the Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee, furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of the Securities of any series with respect to their rights under this Indenture or under the Securities of any series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Subsection (a) of this Section 9.02, or

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(ii) inform such applicants as to the approximate number of such Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Subsection (a) of this Section 9.02, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

(c)           If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder with which the applicant desires to communicate those names and addresses as they appear in the information preserved at the time by such Trustee in accordance with Subsection (a) of this Section 9.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of such Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(d)          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of the Company or the Trustee, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Subsection (b) of this Section 9.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Subsection (b) of this Section 9.02.

Section 9.03 Reports by Trustee. (a) Within 60 days after the first May 15 which occurs not less than 60 days following the first date of issuance of the Securities of any series under this Indenture and within 60 days after May 15 in every year thereafter, the Trustee shall transmit by mail to all Holders of such series, as their names and addresses appear in the Securities Register, any brief report, dated as of such May 15, required by Section 313(a) of the Trust Indenture Act and at such other times in such manner such other reports as may be required by Section 313 of the Trust Indenture Act in each case with respect to the Securities of such series. A copy of each such report shall, at the time of such transmission to such Holders, be filed by such Trustee with each stock exchange upon which such Securities are listed and also with the Commission. The Company will notify such Trustee when such Securities are listed on any stock exchange.

Section 9.04 Reports by Company. The Company will

(a)           file with the Trustee for the Securities of each series, within 15 Business Days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act of in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

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(b)          file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)           transmit by mail to all Holders, as the names and addresses of such Holders appear in the Securities Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section 9.04 as may be required by rules and regulations prescribed from time to time by the Commission.

(d)          Notwithstanding the foregoing Section 9.04(a) and (b), the Company will be deemed to have filed the reports required by Section 9.04(a) and (b) with the Trustee if it has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

ARTICLE X

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 10.01 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person or group of Persons other than to a direct or indirect wholly-owned Subsidiary, unless:

(1) the Person formed by such consolidation or into which the Company is merged or the Person or group of Persons that acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for the Securities of each series in form satisfactory to such Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing other than an Event of Default which will be cured by such merger or other transaction; and

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(3) the Company has delivered to such Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

The provisions of this Section 10.01 shall not be applicable to a merger or consolidation in which the Company is the surviving corporation.

Section 10.02 Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the properties and assets of the Company in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 11.01 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by Board Resolution, and the Trustee at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(b)          to add to or modify the covenants or Events of Default of the Company, for the benefit of the Holders of the Securities of any or all series, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to surrender any right or power herein conferred upon the Company; or

(c)           to establish the form and terms of the Securities of any series as contemplated by Section 2.01 or 3.01 hereof; or

(d)          to add to or change any of the provisions of this Indenture as is necessary or advisable to facilitate the issuance of Securities of any series in bearer form, registrable or nonregistrable as to principal and with or without interest coupons, and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose, or to permit or facilitate the issuance of Securities in uncertificated form; or

(e)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of the initial sale thereof; or

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(f)           to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders in any material respect; or

(g)          to add to or change any of the provisions of this Indenture to provide that bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, or premium, if any, or interest on bearer Securities or on the delivery of bearer Securities, or to permit bearer Securities to be issued in exchange for bearer Securities of other authorized denominations, provided any such action shall not adversely affect the interests of the Holders of bearer Securities of any series or any related coupons in any material respect unless such amendment is required to comply with the Bearer Rules; or

(h)          to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article Six, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(i)            to evidence and provide for the acceptance of appointment hereunder of a Trustee other than U.S. Bank National Association (or its successor in interest hereunder, if any), as Trustee for the Securities of any series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.09 hereof; or

(j)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11 hereof; or

(k)          to add to, change or eliminate any of the provisions of this Indenture; provided, that any such addition, change or elimination (i) shall become effective only when no Security of any series entitled to the benefits of such provision and issued prior to the execution of such supplemental indenture is outstanding or (ii) shall not apply to any outstanding Security;

(l)            to comply with the rules or regulations of any securities exchange or automated quotation system on which any Securities are listed or traded; or

(m)        to add, change or eliminate any provisions of this Indenture in accordance with any amendments to the Trust Indenture Act, provided that any such action shall not adversely affect the interests of the Holders of the Securities in any material respect.

Section 11.02 Supplemental Indentures with Consent of Holders. Subject to Sections 7.12 and 7.13 hereof, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

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(a)           change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon, or any premium payable on the redemption thereof, or change the Place of Payment, or the coin or currency in which any Security or the interest, if any, thereon is payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof or adversely affect the right of repayment, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under the sinking fund for any Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b)          reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(c)           modify any of the provisions of this Section 11.02 or Section 7.13 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby .

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has been expressly included solely for the benefit of the Securities of one or more particular series, or that modifies the rights of the Holders of the Securities of one or more such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 11.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee for the Securities of any series shall be entitled to receive, and (subject to Sections 8.01 and 8.03 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Such Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 11.04 Notice of Supplemental Indenture. Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 11.02 hereof, the Company shall transmit by mail to all Holders of Securities of any series affected thereby, as their names and addresses appear in the Securities Register, a notice setting forth in general terms the substance of such supplemental indenture.

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Section 11.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith but only with respect to the Securities of each series affected by such supplemental indenture, and such supplemental indenture shall form a part of this Indenture for all purposes with respect to the Securities of such series; and every Holder of Securities of any such series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 11.07 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by or on behalf of such Trustee in exchange for Outstanding Securities of the same series.

ARTICLE XII

COVENANTS

Section 12.01 Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of, premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities established as contemplated by Section 3.01 and this Indenture.

Section 12.02 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for the Securities of any series, an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served; provided, however, that at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. With respect to the Securities of any series, such office or agency and each Place of Payment shall be as established as contemplated by Section 3.01. In the absence of establishment as contemplated by Section 3.01 with respect to the Securities of any series, (i) the Place of Payment for such Securities shall be in the city that the Corporate Trust Office shall be in and (ii) such office or agency in such Place of Payment shall initially be the Corporate Trust Office of the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency, if at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee for the Securities of each series with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of such Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands with respect to the Securities of such series.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of such purposes specified above, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose.

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Section 12.03 Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on, any of the Securities of any series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such series of its failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on, any Securities of any series, deposit with a Paying Agent for the Securities of such series a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, if any, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee at its Corporate Trust Office of its failure so to act.

The Company will cause each Paying Agent for the Securities of any series other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 12.03, that such Paying Agent will

(a)           hold all sums held by it for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)          give such Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, premium, if any, or interest, if any; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 12.04 Statement as to Compliance. The Company will file with the Trustee within four months after the close of each fiscal year (which, until the Company shall otherwise notify the Trustee, shall be deemed to be the calendar year) a brief certificate, which need not comply with Section 1.02 hereof, from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided in this Indenture).

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Section 12.05 Corporate Existence. Subject to Article Ten (Article X) hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 12.06 Permit No Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee for the Securities of any series, will appoint, in the manner provided in Section 8.10 hereof, a Trustee for the Securities of such series, so that there shall at all times be a Trustee for the Securities of every series hereunder.

Section 12.07 Waiver. Without limitation of the rights of the Holders and the Company with respect to waivers and amendments set forth in Sections 7.13 and 11.02, the Company may omit in any particular instance to comply with a covenant or provision hereof which non-compliance could constitute a default hereunder (other than (i) a covenant or provision with respect to the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series, or in payment of any sinking fund installment or analogous obligation with respect to the Securities of such series or (ii) a covenant or provision which under Article Eleven hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected), if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time Outstanding of any series affected by the omission shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or provision, but no such waiver shall extend to or affect such covenant or provision except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or provision shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ Dale A. Thatcher
Name: Dale A. Thatcher Title: Executive Vice President and Chief Financial Officer

Signature Page

Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ T. Scott Fesler
Name: T. Scott Fesler Title: Vice President

Signature Page

Indenture